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                         ANNUAL CERTIFICATEHOLDERS' STATEMENT

                              J. C. PENNEY COMPANY, INC.

                       _______________________________________

                            JCP MASTER CREDIT CARD TRUST
                       _______________________________________

                           9.625% ASSET BACKED CERTIFICATES
                                       SERIES C
                                 CUSIP NO. 466115AC6


          Under Section 5.2 of the Master Pooling and Servicing Agreement dated as of September 5, 1988, as amended by Amendment No. 1 dated October 15, 1997, and as supplemented by the Series C Supplement dated as of April 9, 1990, as amended by Amendment No. 1 dated October 15, 1997, (as amended and supplemented, the "Pooling and Servicing Agreement") by and between JCP Receivables, Inc., J.
     C. Penney Company, Inc. ("JCPenney"), as Servicer and The Fuji Bank and Trust Company (the "Trustee"), JCPenney is required to prepare certain information for each Series in aggregate for the year regarding current distributions to Certificateholders of such Series and the performance of the JCP Master Credit Card Trust (the "Trust") during the previous year. The information which is required to be prepared with respect to the performance of the Trust during the year of 1997, (January 1, 1997 through December 31, 1997), is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate of this Series (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

     A.   Information Regarding the Aggregate Annual Distributions
          ________________________________________________________
          (Stated on the Basis of $1,000 Original Certificate Principal
          _____________________________________________________________
          Amount) for this Series.
          _________________________


          1.   The total amount of the distribution to
               Certificateholders per $1,000 original
               Certificate Principal amount ...........     $        96.26

          2.   The  amount of the distribution set
               forth in paragraph 1 above allocable to
               Certificate Principal, per $1,000
               original Certificate Principal
               amount..................................     $         0.00

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          3.   The amount of the distribution set forth
               in paragraph 1 above allocable to
               Certificate Interest, per $1,000
               original Certificate Principal
               amount..................................     $        96.26

     B.   Information Regarding the Funding Accounts (Stated
          ___________________________________________________
          on  the  Basis of  $1,000  Original Certificate
          _______________________________________________
          Principal Amount) for this Series.
          __________________________________

          1.   The total amount on deposit in the
               Principal Funding Account allocable to
               Certificate Principal per $1,000
               original Certificate Principal amount...     $         0.00

          2.   The total amount on deposit in the
               Interest Funding Account allocable to
               Certificate Interest, per $1,000
               original Certificate amount ............     $         0.00

     C.   Information Regarding the Performance of the Trust.
          ___________________________________________________

          1.   Collection of Principal Receivables
              ___________________________________

               (a)  The aggregate amount of Collections
                    of Principal Receivables processed
                    which were allocated in respect of
                    the Certificates of this
                    Series.............................     $  776,456,218

               (b)  The Discounted Percentage in
                    respect of the Collections of
                    Principal Receivables set forth in
                    paragraph 1.(a) above..............               1.30%

               (c)  The net amount of Collections of
                    Principal Receivables processed
                    which were allocated in respect of
                    the Certificates of this Series....     $  775,604,266

          2.   Collection of Finance Charge Receivables
               ________________________________________

               (a)  The aggregate amount of Collections
                    of Finance Charge Receivables
                    processed which were allocated in
                    respect of the Certificates of this
                    Series.............................     $   73,096,374

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              (b)  The aggregate amount of Discount
                    Option Receivable Collections which
                    were allocated in respect of the
                    Certificates of this Series........     $      851,951

               (c)  The aggregate amount of Collections
                    of Finance Charge Receivables
                    processed in respect of the
                    Certificates of other Series which
                    were allocated in respect of the
                    Certificates of this Series........     $       99,000

               (d)  The net amount of Collections of
                    Finance Charge Receivables which
                    were allocated in respect of the
                    Certificates of this Series .......     $   74,047,325

          3.   Net Recoveries
               ______________

               The aggregate amount of Net Recoveries
               which were allocated in respect of the
               Certificates of this Series.............     $         0.00

          4.   Principal Receivables in the Trust
               __________________________________

               (a)  The aggregate amount of Principal
                    Receivables in the Trust as of the
                    end  of the day on the last day of
                    1997 (which  reflects  the
                    Principal  Receivables represented
                    by the JCPR  Amount and by the
                    Aggregate Investor Amount).........     $1,955,823,825
               (b)  The amount of Principal Receivables
                    in the Trust represented by the
                    Aggregate  Investor Amount as of
                    the end of the  day on the last day
                    of 1997............................     $  725,000,000

               (c)  The Aggregate Investor Amount set
                    forth in paragraph 4(b) above as a
                    percentage of the aggregate amount
                    of Principal Receivables set forth
                    in paragraph 4(a) above as of the
                    end of the day on the last day of
                    1997...............................              37.07%

               (d)  The Aggregate Investor Amount for
                    this Series as a percentage of the
                    aggregate amount of Principal
                    Receivables in the Trust as set
                    forth in paragraph 4(a) above......              19.17%

          5.   Delinquent Balances
               ___________________

               The aggregate amount of outstanding
               balances in the Accounts in the Trust
               which were delinquent as of the end of
               the day on the last day of 1997:

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                                                                Aggregate
                                                                 Account
                                                                 Balance
                                                                 _______


               (a) 1 month:  ..........................     $   64,184,899
               (b) 2 months: ..........................         27,948,542
               (c) 3 months: ..........................         20,997,699
               (d) 4 months: ..........................         17,295,995
               (e) 5 months: ..........................          7,706,542
               (f) 6 or more months: ..................                  0

                                                 Total:     $  138,133,677

          6.   Investor Default Amount
               _______________________

               The aggregate amount of the Investor
               Default Amount which was allocated in
               respect of the Certificates of this
               Series for 1997.........................     $   26,828,947

          7.   Investor Charge Offs;
               _____________________
               Reimbursement of Charge Offs
               ____________________________

               (a)  The aggregate amount of Investor
                    Charge Offs which was allocated in
                    respect of the Certificates of
                    this Series for 1997...............     $         0.00

               (b)  The amount of the Investor Charge
                    Offs set forth in paragraph 7(a)
                    above, per $1,000 original
                    Certificate Principal amount
                    (which will have the effect of
                    reducing pro rata, the amount of
                    each Certificateholder's
                    investment) allocated to this
                    Series for 1997....................     $         0.00

               (c)  The aggregate amount reimbursed to
                    the Trust in 1997 from drawings
                    under the Letter of Credit in
                    respect of Investor Charge Offs in
                    prior months.......................     $         0.00

               (d)  The amount set forth in paragraph
                    7(c) above, per $1,000 original
                    Certificate Principal amount
                    (which will have the effect of
                    increasing, pro rata, the amount
                    of each Certificateholder's
                    investment) allocated to this
                    Series.............................     $         0.00

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          8.   Investor Annual Servicing Fee
               _____________________________

               The amount of the Investor Monthly
               Servicing Fee for this Series for
               1997 payable by the Trust to the
               Servicer................................     $     2,812,500


          9.   Investor Annual Facility Fee
               ____________________________

               The amount of the Investor Monthly
               Facility Fee for this Series for
               1997 payable by the Trust to JCPR.......     $     4,687,500

         10.  Available L/C Amount
              ____________________

              The Available L/C Amount as of the
              close of business on the last day of
              1997 specified above for this
              Series...................................     $    45,000,000

     D.   The Pool Factor.
          ________________

          The Pool Factor (which represents the
          ratio of the Adjusted Investor Amount
          for this Series as of the end of the
          last day of 1997 to the applicable
          Initial Investor Amount).  (The amount
          of a Certificateholder's pro rata share
          of the Investor Amount can be
          determined by multiplying the original
          denomination of the Holder's
          Certificate by the Pool Factor) .............          1.0000000


                                J. C. PENNEY COMPANY, INC.,
                                       as Servicer



                                 /S/ M. Rich
                            By:  ___________________________
                                 Title:  Credit Controller

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